Exhibit 99.1

Porter Bancorp, Inc. Declares Cash Dividend

LOUISVILLE, Ky.--(BUSINESS WIRE)--December 9, 2010--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that its Board of Directors declared a cash dividend of $0.01 per share. The dividend is payable on January 3, 2011, to shareholders of record as of December 20, 2010.

“Our Board of Directors declared a $0.01 cash dividend in addition to a 5% stock dividend that was announced earlier this month,” stated Maria L. Bouvette, President and CEO of Porter Bancorp, Inc. “Our Board continues to balance the value of our dividend program and our continuous dividend payment history with maintaining our strong capital position during this weak economic environment. We expect to evaluate our dividend program on an ongoing basis so it is consistent with protecting our capital base and our expectations for Porter Bancorp’s earnings and changes in the economy.”

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.7 billion in assets as of September 30, 2010. Through Porter’s subsidiary PBI Bank, it operates 18 full service banking offices in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

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CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President and CEO, 502-499-4800